     As filed with the Securities and Exchange Commission on August 27, 2001

                                                Registration No. 333-___________



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              LANDSTAR SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               06-1313069
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          13410 SUTTON PARK DRIVE SOUTH
                           JACKSONVILLE, FLORIDA 32224
                     (Address of Principal Executive Offices
                               including Zip Code)


                              LANDSTAR SYSTEM, INC.
                        1994 DIRECTORS STOCK OPTION PLAN
                            (Full title of the Plan)


                                HENRY H. GERKENS
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                          13410 SUTTON PARK DRIVE SOUTH
                           JACKSONVILLE, FLORIDA 32224
                                 (904) 390-1234
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                             Proposed maximum      Proposed maximum
Title of securities     Amount to be         offering price per    aggregate offering    Amount of
to be registered        registered           unit                  price                 registration fee
----------------        ----------           ----                  -----                 ----------------
Common Stock, par        90,000 (1)                 (2)              $6,946,200 (3)         $1,736.55
value $.01 per share


(1) Consists of shares of Common Stock to be issued upon exercise of options granted pursuant to the Landstar System, Inc. 1994 Directors Stock Option Plan (the "Plan"). Such undeterminable number of additional shares as may be issuable pursuant to the operation of the recapitalization provisions under the Plan are hereby also registered.

(2)      Not applicable.

(3) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $77.18 per share, which was the average of the high and low prices of Landstar System, Inc. Common Stock on August 20, 2001, as quoted on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed by Landstar System, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  a. The Company's latest annual report filed pursuant to sections 13(a) or 15(d) of the Exchange Act;

                  b. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

                  c. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

                  d. The Company's Registration Statement on Form S-8 (Registration No. 33-94304).

                  All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

                  Not applicable.

Item 5. Interests of Named Experts and Counsel

                  None.

Item 6. Indemnification of Directors and Officers

                  The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages from the director's breach of fiduciary duty as a director, with certain limited exceptions.

                  Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner the person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

                  To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification against expenses reasonably incurred in connection with such defense.

                  The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification to officers and directors of the Company to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers which will also provide indemnification to the fullest extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

                  Not applicable.

Item 8. Exhibits

                  An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on pages 9-10.

Item 9. Undertakings

                  (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any Prospectus required by section
                  10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (ii) To reflect in the Prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida on the 27th day of August, 2001.

                                   LANDSTAR SYSTEM, INC.



                                   By: /s/ Henry H. Gerkens
                                      ------------------------------------------
                                           Henry H. Gerkens
                                           President and Chief Financial Officer


                  Each person whose signature appears below does hereby make, constitute and appoint Jeffrey C. Crowe, Henry H. Gerkens and Robert C. LaRose and each of them, with full power to act without the others, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as a director of Landstar System, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's Common Stock, par value $.01 ("Common Stock"), in connection with the Landstar System, Inc. 1994 Directors Stock Option Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                 Title                                       Date
----------                                 -----                                       ----
/s/ Jeffrey C. Crowe                       Chairman of the Board & Chief Executive     August 22, 2001
----------------------                     Officer (Principal Executive Officer)
    Jeffrey C. Crowe

/s/ Henry H. Gerkens                       President & Chief Financial Officer         August 27, 2001
----------------------                     (Principal Financial Officer); Director
Henry H. Gerkens

/s/ Robert C. LaRose                       Vice President Finance & Treasurer          August 23, 2001
----------------------                     (Principal Accounting Officer)
    Robert C. LaRose

/s/ David G. Bannister                     Director                                    August 27, 2001
----------------------
    David G. Bannister

/s/ Ronald W. Drucker                      Director                                    August 9, 2001
----------------------
    Ronald W. Drucker

/s/ Merritt J. Mott                        Director                                    August 15, 2001
----------------------
    Merritt J. Mott

/s/ William S. Elston                      Director                                    August 27, 2001
----------------------
    William S. Elston

/s/ Diana M. Murphy                        Director                                    August 27, 2001
----------------------
    Diana M. Murphy

                                Index to Exhibits



Exhibit No.                           Description of Exhibit
-----------                           ----------------------
4.1               Specimen of Common Stock Certificate. (Incorporated by
                  reference to Exhibit 4.1 to the Registrant's Registration
                  Statement on Form S-1 (Registration No. 33-57174))

4.2               Rights Agreement, dated as of February 10, 1993, between the
                  Company and Chemical Bank, as Rights Agent. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration
                  No. 33-57174))

4.3               Second Amended and Restated Credit Agreement, dated October
                  10, 1997, among LSHI, Landstar, the lenders named therein and The Chase Manhattan Bank as administrative agent (including exhibits and schedules thereto). (Incorporated by reference to
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 27, 1997 (Registration No.
                  0-21238))

4.4 First Amendment, dated October 30, 1998, to the Second Amended and Restated Credit Agreement, dated October 10, 1997, among
                  LSHI, Landstar, the lenders named therein and The Chase
                  Manhattan Bank as administrative agent. (Incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998)

4.5               Second Amendment, dated September 8, 1999, to the Second
                  Amended and Restated Credit Agreement, dated as of October 10,
                  1997. (Incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 25, 1999)

4.6               First Amendment of the Rights Agreement, dated December 22,
                  2000, between the Company and Mellon Investor Services, LLC, as successor by merger to Chemical Bank. (Incorporated by reference to Exhibit 2 to Amendment No. 2 to the Registrant's
                  Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 22, 2000))

5                 Opinion of Debevoise & Plimpton (filed herewith).

23.1              Consent of KPMG LLP (filed herewith).

23.2              Consent of Debevoise & Plimpton (included in Exhibit 5).

24 Powers of Attorney (filed herewith - see pages 7-8 of the Registration Statement).

99.1              Landstar System, Inc. 1994 Directors Stock Option Plan.
                  (Incorporated by reference to Exhibit 99 to the Registrant's
                  Registration Statement on Form S-8 (Registration No.
                  33-94304))

99.2              First Amendment to the Landstar System, Inc. 1994 Directors
                  Stock Option Plan. (Incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000)

99.3              Second Amendment to the Landstar System, Inc. 1994 Directors
                  Stock Option Plan. (Incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000)